UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2026
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Blue Owl Digital Infrastructure Trust
(Exact name of registrant as specified in its charter)
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Maryland	000-56758	33-5055663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N Riverside Plaza, 37th Floor Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 215-2015
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.
On August 3, 2026, Blue Owl Digital Infrastructure Trust (the “Company”) sold an aggregate of 1,566,499 of its common shares (with the final number of shares being determined on August 17, 2026) for gross proceeds of approximately $16.5 million, based on net asset value (“NAV”) per share as of July 31, 2026. The offers and sales of these shares were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), Regulation D and/or Regulation S thereunder.
The following table details the common shares sold:

Common Shares	Number of Shares Sold	Gross Proceeds (1)
Class S	666,358	$7,028,548
Class D	—	$—
Class I	806,456	$8,441,500
Class E	93,685	$1,000,000

(1)Gross proceeds for Class S shares include aggregate commissions of $53,713.

Item 8.01. Other Events.
Distributions Declared

On July 27, 2026, the Company declared distributions for each outstanding class of its common shares in the amounts per share set forth below:

	Gross Distribution	Shareholder Servicing Fees	Net Distribution
Class S	$0.0416667	$(0.0075170)	$0.0341497
Class D	$0.0416667	$(0.0022109)	$0.0394558
Class I	$0.0416667	$—	$0.0416667
Class E	$0.0416667	$—	$0.0416667

The net distributions for each class of common shares (which represents the gross distributions less shareholder servicing fees for the applicable class of common shares) are payable to shareholders of record immediately following the close of business on July 31, 2026 and were paid on or about August 18, 2026. These distributions were paid in cash or reinvested in common shares for shareholders participating in the Company’s distribution reinvestment plan.

July 31, 2026 NAV Per Share

The NAV per share for each class of the Company’s common shares as of July 31, 2026 is set forth below:

NAV per share
Class S	$10.4671
Class D	$10.4673
Class I	$10.4674
Class E	$10.6741

A detailed calculation of the NAV per share is set forth below. The Company calculates NAV per share in accordance with the valuation guidelines that have been approved by the Company’s Board of Trustees. The Company’s total NAV presented in the following tables includes the NAV of its Class S, Class D, Class I, and Class E common shares, as well as the partnership interests of Blue Owl Digital Infrastructure Operating Partnership LP (“ODIT OP”) held by parties other than the Company. The following table provides a breakdown of the major components of the Company’s NAV as of July 31, 2026 ($ in thousands):

Components of NAV	July 31, 2026
Cash and cash equivalents	$125,363
Restricted cash	12,901
Investments in real estate	4,565,615
Investments in unconsolidated joint ventures	152
Debt investments	152,792
Intangible assets	692,118
Other assets	62,462
Intangible liabilities	(972,703)
Credit facilities and mortgage loans and notes	(2,353,751)
Due to affiliates	(13,558)
Accounts payable and accrued expenses	(66,462)
Other liabilities	(43,956)
Net Asset Value	$2,160,973
Number of outstanding shares/units	204,841,899

The following table provides a breakdown of the Company’s total NAV and NAV per share/unit by class as of July 31, 2026 ($ in thousands, except per share/unit data):

NAV per share	Class S Shares	Class D Shares	Class I Shares	Class E Shares	Third-Party Class I OP Units (1)	Third-Party Class E OP Units (1)(2)	Total
Monthly NAV	$769,720	$39,676	$454,662	$857,696	$27,927	$11,292	$2,160,973
Number of outstanding shares/units	73,536,779	3,790,461	43,435,901	80,352,928	2,667,974	1,057,856	204,841,899
NAV Per Share/Unit as of July 31, 2026	$10.4671	$10.4673	$10.4674	$10.6741	$10.4674	$10.6741

(1)Includes the partnership interests of ODIT OP held by parties other than the Company.
(2)Includes the partnership interests of ODIT OP held by certain affiliates of the Company.

Portfolio Update ($ in thousands)

As of July 31, 2026, the Company owns 12 properties and has a total portfolio value of $4,563,336. The Company’s properties have a remaining weighted average base lease term of 8.8 years and a remaining weighted average fully extended1 lease term of 20.8 years with 94.1% of tenants rated investment grade2.
As of July 31, 2026, 98.8% of the Company’s total consolidated debt is fixed through fixed-rate debt agreements. The weighted average interest rate and loan-to-value of the consolidated portfolio are 5.4% and 52.8%, respectively.
1 Assumes customers exercise all options to extend lease term.
2 Investment-grade customers are those that maintain an S&P credit rating of BBB-/Baa3 or higher.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Owl Digital Infrastructure Trust

	By:	/s/ Kevin Halleran
		Name:	Kevin Halleran
		Title:	Chief Financial Officer

Date: August 19, 2026